JOHN HANCOCK TRUST

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED

AMENDMENT made as of this 29th day of April 2009 to the Subadvisory Agreement dated May 1, 2003, as amended (the “Amendment”), between John Hancock Investment Management Services, LLC , a Delaware limited liability company (the “Adviser”), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.                  CHANGE IN APPENDIX A

Appendix A of the Agreement, “Compensation of Subadviser”, is hereby amended and restated to add the following Portfolios:

Core Fundamental Holdings Trust

Core Global Diversification Trust

Core Allocation Trust

Core Balanced Trust

Core Disciplined Diversification Trust

International Index Trust

(the “Portfolios”)

2.                  EFFECTIVE DATE

This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Trust (the “Trust”) and (ii) execution of the Amendment.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:    /s/Bruce R. Speca

            Name: Bruce R. Speca

            Title:    Executive Vice President

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED

By:    /s/Jacqeline Allard

            Name: Jacqueline Allard

            Title:    VP & CAO

APPENDIX A

            The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below and shall manage the portion of each Portfolio’s assets assigned to it from time to time by the Adviser.  The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

Portfolio	First $500 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
500 Index Trust

Portfolio	First $500 Million	Excess Over $500 Million
500 Index Trust B

Portfolio	First $250 Million	Next $250 Million	Excess Over $500 Million
Absolute Return Trust

Portfolio	First $250 Million of Aggregate Net Assets*	Next $250 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
American Fundamental Holdings Trust

Portfolio	First $250 Million of Aggregate Net Assets*	Next $250 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
American Global Diversification Trust

Portfolio	First $250 Million of Aggregate Net Assets*	Next $250 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
American Diversification Growth & Income Trust

Portfolio	First $2.5 Million of Aggregate Net Assets*	Next $500 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
Franklin Templeton Founding Allocation Trust

Portfolio	All Asset Levels
Index Allocation Trust

Portfolio	First $1.5 Billion of Aggregate Net Assets*	Next $6 Billion of Aggregate Net Assets*	Excess Over $7.5 Billion of Aggregate Net Assets*
Lifecycle Portfolios

Portfolio	First $1.5 Billion of Aggregate Net Assets*	Next $6 Billion of Aggregate Net Assets*	Excess Over $7.5 Billion of Aggregate Net Assets*
Lifestyle Portfolios

Portfolio	First $250 Million of Aggregate Net Assets*	Next $250 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
Mid Cap Index Trust

Portfolio	First $500 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
Money Market Trust

Portfolio	First $500 Million	Excess Over $500 Million
Money Market Trust B

Portfolio	First $2.5 billion of Aggregate Net Assets*	Excess Over $2.5 billion of Aggregate Net Assets*
Optimized All Cap Trust

Portfolio	First $500 Million of Aggregate Net Assets*	Next $500 Million of Aggregate Net Assets*	Excess Over $1 Billion of Aggregate Net Assets*
Optimized Value Trust

Portfolio	First $500 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
Pacific Rim Trust

Portfolio	First $250 Million of Aggregate Net Assets*	Next $250 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
Small Cap Index Trust

Portfolio	First $250 Million of Aggregate Net Assets*	Next $250 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
Smaller Company Growth Trust

Portfolio	First $250 Million of Aggregate Net Assets*	Next $250 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
Total Stock Market Index Trust

Portfolio	First $250 Million of Aggregate Net Assets*	Next $250 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
Core Fundamental Holdings Trust Core Global Diversification Trust Core Allocation Trust Core Balanced Trust Core Disciplined Diversification Trust

Portfolio	First $500 Million of Aggregate Net Assets*	Excess Over $500 Million of Aggregate Net Assets*
International Index Trust

*The term Aggregate Net Assets includes the portion of the net assets of a Portfolio of the Trust managed by the Subadviser.  It also includes with respect to each Portfolio the portion(s) of the net assets of one or more other portfolios managed by the Subadviser as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)	Other Portfolio(s)
500 Index Trust	Index 500 Fund, a series of John Hancock Funds II
500 Index Trust B	N/A
Absolute Return Trust	Absolute Return Fund, a series of John Hancock Funds II
Active Bond Trust	N/A
American Fundamental Holdings Trust

American Global Diversification Trust

American Diversification Growth & Income Trust,

each a series of John Hancock Trust

American Global Diversification Fund

American Diversification Growth & Income Fund,

American Fundamental Holdings Fund

each a series of John Hancock Funds II

American Global Diversification Trust

American Fundamental Holdings Trust

American Diversification Growth & Income Trust,

each a series of John Hancock Trust

American Global Diversification Fund

American Diversification Growth & Income Fund,

American Fundamental Holdings Fund

each a series of John Hancock Funds II

American Diversification Growth & Income Trust

American Fundamental Holdings Trust

American Global Diversification Trust,

each a series of John Hancock Trust

American Global Diversification Fund

American Diversification Growth & Income Fund,

American Fundamental Holdings Fund

each a series of John Hancock Funds II

Index Allocation Trust	N/A
Franklin Templeton Founding Allocation Trust	N/A
Lifecycle Portfolios

Lifecycle 2010 Portfolio, Lifecycle 2015 Portfolio, Lifecycle 2020 Portfolio, Lifecycle 2025 Portfolio, Lifecycle 2030 Portfolio, Lifecycle 2035 Portfolio, Lifecycle 2040 Portfolio, Lifecycle 2045 Portfolio, Lifecycle 2050 Portfolio, Lifecycle Retirement Portfolio, collectively referred to as the Lifecycle Trusts, each a series of John Hancock Funds II

Lifestyle Trusts

Lifestyle Aggressive Fund, Lifestyle Balanced Fund, Lifestyle Conservative Fund, Lifestyle Growth Fund, Lifestyle Moderate Fund, collectively referred to as the Lifestyle Funds, each a series of John Hancock Funds II

Mid Cap Index Trust	Mid Cap Index, a series of John Hancock Funds II
Money Market Trust	Money Market Fund, a series of John Hancock Funds II
Money Market Trust B	N/A
Pacific Rim Trust	Pacific Rim Fund, a series of John Hancock Funds II
Optimized All Cap Trust	Optimized All Cap Fund, a series of John Hancock Funds II
Optimized Value Trust	Optimized Value Fund, a series of John Hancock Funds II
Small Cap Index Trust	Small Cap Index Fund, a series of John Hancock Funds II
Small Cap Intrinsic Value Trust	Small Cap Intrinsic Value Fund, a series of John Hancock Funds II
Total Stock Market Index Trust	Total Stock Market Index Fund, a series of John Hancock Funds II
Smaller Company Growth Trust	Smaller Company Growth Fund, a series of John Hancock Funds II
Core Fundamental Holdings Trust Core Global Diversification Trust Core Allocation Trust Core Balanced Trust Core Disciplined Diversification Trust International Index Trust	Not Applicable

            The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to the quotient of (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month .  The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the portion of the net assets of the Portfolio managed by the Subadviser.  The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees  shall  be paid either by wire transfer or check,  as directed by Subadviser.

            If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.